Exhibit 99.1

                    Take-Two Interactive Software,
       Inc. Reports First Quarter Fiscal 2006 Financial Results

    NEW YORK--(BUSINESS WIRE)--March 7, 2006--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its first quarter ended January 31, 2006.
    Net sales for the first quarter were $265.0 million compared to $502.5 million for the first quarter of fiscal 2005 which included holiday sales of the blockbuster Grand Theft Auto: San Andreas for the PlayStation(R)2 computer entertainment system. Net loss for the quarter was $29.1 million or $0.41 per share, compared to net income of $55.2 million or $0.79 per diluted share in the prior year's first quarter. The Company's loss per share for the first quarter ended January 31, 2006 includes the impact of adopting SFAS 123(R), requiring the expensing of employee stock options beginning on November 1, 2005.
    In addition to the challenging comparison to the strong sales of Grand Theft Auto: San Andreas last year, Take-Two attributed the lower first quarter results to continued retail weakness for video game software and lower retail pricing during the holiday selling season in both North America and Europe, as the industry began to transition to new hardware platforms. The Company expects to return to profitability in its fourth quarter of fiscal 2006.
    Take-Two generated approximately $38 million in cash flow from operations in the quarter, bringing the Company's cash position to approximately $143 million as of January 31, 2006.

    First Quarter Highlights

    Rockstar Games' Grand Theft Auto: Liberty City Stories for the PSP(TM) (PlayStation(R)Portable) system and Grand Theft Auto: San Andreas for the PlayStation(R)2 were the largest contributors to revenue during the quarter. Grand Theft Auto: Liberty City Stories was the number one selling title for the PSP in the U.S. in each month since its October 2005 launch, as estimated by NPD Funworld(R)*. Also in the first quarter Rockstar introduced the PlayStation 2 Greatest Hits and Xbox Platinum Hits versions of Grand Theft Auto: San Andreas.
    2K's leading titles in the quarter were Sid Meier's Civilization IV for PC and NBA 2K6 for the Xbox 360(TM) video game and entertainment system from Microsoft. Other titles shipped during the first quarter from 2K included NHL 2K6 and Amped 3, both for Xbox 360; College Hoops 2K6 for PlayStation 2 and the Xbox(R) video game and entertainment system from Microsoft; and Torino 2006(TM) for PlayStation 2, Xbox and PC. Global Star Software's first quarter releases included Ford vs Chevy for PlayStation 2 and Xbox and Dora the Explorer: Journey to the Purple Planet for PlayStation 2 and Nintendo GameCube(TM).
    At the Company's Jack of All Games distribution business, sales in the first quarter decreased year over year due primarily to reduced sales of current generation hardware and software products and a decrease in average selling prices of interactive entertainment products as the industry transitions to next-generation platforms. Additionally, the limited availability of Xbox 360 hardware resulted in lower than expected hardware and software sales for this system. Jack of All Games is continuing to focus on improving fiscal 2006 performance by strategically offering retail partners value-priced exclusive titles, hardware and software bundles, and multi-game compilations.

    Upcoming Products

    Fiscal 2006 second quarter products that have already shipped include the North American release of 24: The Game exclusively for PlayStation 2 from 2K Games; College Hoops 2K6 for Xbox 360 from 2K Sports; and Sudoku Fever(TM) for Game Boy(R) Advance from Global Star. Titles planned for the second quarter from Rockstar Games include Midnight Club 3: DUB Edition REMIX for both the PlayStation 2 Greatest Hits program and the Xbox Platinum Hits collection, shipping next week, and Grand Theft Auto: Liberty City Stories for PlayStation 2, planned for release in late April. Second quarter products from 2K include The Elder Scrolls(R) IV: Oblivion(TM) for PC and Xbox 360; Top Spin 2 for Xbox 360, Nintendo DS(TM) and Game Boy Advance; Major League Baseball(R) 2K6 for PlayStation 2, Xbox, Xbox 360, PSP, and Nintendo GameCube; and World Poker Tour for PSP; and from Global Star, Hummer Badlands for PlayStation 2 and Xbox.
    Additional products expected for 2006 from Rockstar Games include Table Tennis for Xbox 360, Bully for PlayStation 2 and Xbox; two new PSP titles, including an all-new Grand Theft Auto title; and a sequel of a Rockstar brand for a current generation console system. 2K Games' lineup includes The Da Vinci Code for current generation console systems and PC, to be released in conjunction with the Columbia Pictures feature film in May, and Prey on PC and Xbox 360, planned for release this summer. Fall/winter releases include Family Guy for current generation console systems, based on the hit Twentieth Century Fox television series; The Darkness for next generation systems based on the popular Top Cow Productions' comic book franchise; and Stronghold Legends for PC. 2K Sports has various sports titles planned including NBA 2K7, NHL 2K7, College Hoops 2K7, and additional products based on the Major League Baseball license, as well as several proprietary sports brands. Global Star is planning Family Feud for multiple platforms, among other titles.
    For 2007, the Company anticipates a strong next generation lineup from Rockstar Games including sequels to several of Rockstar's most successful franchises. 2K Games' 2007 pipeline includes the next generation console title BioShock from 2K's Irrational Games development studio, among other titles in development. For 2007 and 2008, 2K Sports anticipates a solid lineup of sports titles based on licenses with Major League Baseball, the National Basketball Association, the National Hockey League and the National Collegiate Athletic Association; as well as proprietary unlicensed sports brands utilizing the development teams responsible for the award winning and critically acclaimed tennis, snowboarding and boxing games.

    Management Comments

    Paul Eibeler, President and Chief Executive Officer, stated, "We are working to manage through the console transition, while positioning Take-Two for future opportunities. We're taking a hard look at every aspect of our business and are balancing the need to manage expenses while investing in creative resources and the infrastructure needed to support our diversification efforts. Most importantly, we will continue to focus our development resources on creating great content and further leveraging our proprietary brands. Our commitment to quality products for current and next generation systems is critical to further strengthen Take-Two for the opportunities we see in 2007 and 2008."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review fiscal 2006 first quarter results. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call is available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.
    *According to NPD Funworld estimates of U.S. retail video game sales

    About Take-Two Interactive Software, Inc.

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, PSP(TM) (PlayStation(R)Portable) system, Xbox(R) video game and entertainment system from Microsoft, Xbox 360(TM) video game and entertainment system from Microsoft, Nintendo GameCube(TM), Nintendo DS(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands), Auckland, Shanghai and Tokyo. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Form 10-K for the fiscal year ended October 31, 2005 in the section entitled "Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three months ended January 31, 2006 and 2005
(In thousands, except per share data)


                                               Three months ended
                                                   January 31,
                                               2006          2005
                                           ------------  ------------

Net revenues                                $  264,981    $  502,474
Cost of goods sold
  Product costs                                160,853       237,485
  Royalties                                     32,867        80,209
  Software development costs                    15,594         4,205
                                           ------------  ------------
    Total cost of goods sold                   209,314       321,899
                                           ------------  ------------

    Gross profit                                55,667       180,575

Operating expenses
  Selling and marketing                         41,644        50,931
  General and administrative                    38,453        28,687
  Research and development                      17,709        23,417
  Depreciation and amortization                  6,651         4,786
                                           ------------  ------------
    Total operating expenses                   104,457       107,821

    Income (loss) from operations              (48,790)       72,754

Interest income, net                               253           540
                                           ------------  ------------
    Income (loss) before income taxes          (48,537)       73,294

Provision (benefit) for income taxes           (19,415)       18,045
                                           ------------  ------------
    Net income (loss)                       $  (29,122)   $   55,249
                                           ============  ============

Per share data:

  Basic:
    Weighted average common shares
     outstanding                                71,429        68,529
                                           ============  ============

                                           ------------  ------------
    Net income (loss) per share - Basic     $    (0.41)   $     0.81
                                           ============  ============

  Diluted:
    Weighted average common shares
     outstanding                                71,429        69,774
                                           ============  ============

                                           ------------  ------------
    Net income (loss) per share - Diluted   $    (0.41)   $     0.79
                                           ============  ============

All share and per share data reflect a three-for-two stock split distributed on April 11, 2005 to stockholders of record on March 28, 2005.

OTHER INFORMATION                              Three months ended
-----------------                                  January 31,
                                               2006          2005
                                           ------------  ------------

 Total revenue mix
    Publishing                                      60%           71%
    Distribution                                    40%           29%


 Geographic revenue mix
    North America                                   72%           66%
    International                                   28%           34%


 Publishing platform revenue mix
    Sony PSP                                        33%            0%
    Sony PlayStation 2                              30%           90%
    PC                                              12%            2%
    Microsoft Xbox 360                              10%            0%
    Microsoft Xbox                                   7%            5%
    Nintendo Game Boy Advance                        2%            1%
    Nintendo GameCube                                1%            0%
    Other Platforms and Accessories                  5%            2%



TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of January 31, 2006 and October 31, 2005
(In thousands, except share data)


ASSETS                                        January 31,  October 31,
                                                  2006         2005
                                              -----------  -----------
Current assets
  Cash and cash equivalents                    $ 142,897    $ 107,195
  Accounts receivable, net of allowances of
   $91,170 and $69,904 at January 31, 2006
   and October 31, 2005, respectively             84,282      198,068
  Inventories                                    107,413      136,227
  Software development costs                      77,529       88,826
  Licenses                                         6,717        7,651
  Prepaid expenses and other current assets       84,293       64,332
  Deferred tax assets                             10,875       10,943
                                              -----------  -----------
        Total current assets                     514,006      613,242


Fixed assets, net                                 48,215       48,617
Software development costs, net of current
 portion                                          40,401       19,602
Licenses, net of current portion                   4,417        2,330
Goodwill                                         190,851      179,893
Intangibles, net                                  60,481       58,666
Deferred tax assets                                6,078        5,506
Other assets                                       4,204        5,020
                                              -----------  -----------
        Total assets                           $ 868,653    $ 932,876
                                              ===========  ===========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                             $  79,887    $ 133,353
  Accrued expenses and other current
   liabilities                                    93,694       90,702
  Income taxes payable                             6,701       10,220
                                              -----------  -----------
        Total current liabilities                180,282      234,275

Other long-term liabilities                        1,070        2,467
                                              -----------  -----------
        Total liabilities                        181,352      236,742
                                              -----------  -----------

Stockholders' equity
  Common stock, par value $.01 per share;
   100,000,000 shares authorized;
   71,470,746 and 70,667,421 shares issued
   and outstanding at January 31, 2006 and
   October 31, 2005, respectively                    715          707
  Additional paid-in capital                     438,204      418,053
  Deferred compensation                          (11,576)     (11,189)
  Retained earnings                              258,755      287,877
  Accumulated other comprehensive income           1,203          686
                                              -----------  -----------
        Total stockholders' equity               687,301      696,134
                                              -----------  -----------
        Total liabilities and stockholders'
         equity                                $ 868,653    $ 932,876
                                              ===========  ===========

All share and per share data reflect a three-for-two stock split distributed on April 11, 2005 to stockholders of record on March 28, 2005.


    CONTACT: Take-Two Interactive Software, Inc.
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com